JAMMICRON
                                www.jammicron.com


Mr.  Darren  Frazer
Jammicron  Technology  Corporation
7011  Montgomery  Street
Vancouver  B.C.,
V6P  4G5

July  16,  2003

Mr.  Robert  Lepage
President,  Oasis  Wireless
4676  W  6th  Ave.
Vancouver,  BC
V6R  1V7

This letter confirms and certifies that Jammicron Technology Corporation releases all ownership of intellectual property in the form of software it has developed for Oasis Wireless Incorporated.
The ownership of intellectual property is hereby assigned to and becomes exclusive property of Oasis Wireless Incorporated.

The functionality of the software which constitutes the Intellectual Property is described by the following:

Access  Point  Software  Functionality
--------------------------------------
Operating  System
Adaptive  firewall  with  captive  portal  environment.
Session  Handling
Session  Sweeper
Uptime  notification

Server  Software  Functionality
-------------------------------
Authentication
Account  Sign-up
Billing  Options  /  Payment  processing
Logout  function
Session  based  access
SSL  Certificate.

Database
--------
Schema  Creation.

Your  Sincerely,

Darren  Frazer
Director,  Jammicron  Technology  Corporation

7011  Montgomery  Street,  Vancouver  B.C.,  V6P 4G5.  Phone: 604.331.0586  Fax:
604.331.0587  E-mail:  info@jammicron.com